Exhibit 99.2

Press Release

Contact:	Matthew M. Partridge
Senior Vice President, Chief Financial Officer & Treasurer
(386) 944-5643
mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST REPORTS THIRD QUARTER 2020 OPERATING RESULTS

DAYTONA BEACH, FL – October 21, 2020 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the three and nine months ended September 30, 2020.

Select Highlights

●	Reported Net Income per diluted share attributable to the Company of $0.06 for the three months ended September 30, 2020.
●	Reported FFO per diluted share of $0.35 for the three months ended September 30, 2020.
●	Reported AFFO per diluted share of $0.34 for the three months ended September 30, 2020.
●	Collected 100% of the Contractual Base Rent (as defined below) due for the three months ended September 30, 2020.
●	During the third quarter, acquired 15 single-tenant income properties for total acquisition volume of approximately $23.9 million, reflecting a weighted-average going-in cap rate of approximately 6.8%.
●	During the third quarter, disposed of one single-tenant income property for a sale price of approximately $5.1 million, reflecting an exit cap rate of approximately 5.8%.
●	Paid a cash dividend for the third quarter of 2020 of $0.20 per share on September 30, 2020 to stockholders of record as of September 15, 2020.
●	Collected 100% of the Contractual Base Rent (as defined below) due in October 2020.
●	Declared a cash dividend for the fourth quarter of 2020 of $0.22 per share, representing a 10% increase to the Company’s previous quarterly cash dividend and an annualized yield of approximately 6.1% based on the closing price of the common stock on October 20, 2020.
●	Increased the Company’s revolving credit facility commitments from $100 million to $150 million with the addition of two lenders, effective October 16, 2020.
●	Increased full year 2020 acquisition guidance to $110 million and increased the full year 2020 mid-point of FFO and AFFO per diluted share guidance.

Operating Results Highlights

The table below provides a summary of the Company’s operating results for the three and nine months ended September 30, 2020:

	For the Three Months Ended September 30, 2020	For the Nine Months Ended September 30, 2020
Total Revenues	$5,100,803	$13,862,514

Net Income	$635,751	$930,076
Net Income Attributable to PINE	$546,103	$799,010
Net Income Attributable to PINE per diluted share	$0.06	$0.09

FFO (1)	$3,043,154	$7,646,303
FFO per diluted share (1)	$0.35	$0.86

AFFO (1)	$2,909,206	$6,084,912
AFFO per diluted share (1)	$0.34	$0.69

Dividends Declared and Paid, per share	$0.20	$0.60

(1)	See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO and AFFO per diluted share.

The Company’s operating results for the three and nine months ended September 30, 2020, as applicable, were impacted by the following:

●	Direct costs of revenues were impacted by expensing costs associated with the Company’s due diligence on approximately $75 million of potential income property acquisitions which were terminated at the outset of the COVID-19 Pandemic. Total transaction costs related to the terminated deals totaled approximately $107,000 for the nine months ended September 30, 2020, all of which was incurred in the first half of 2020, with approximately $83,000 and $24,000 incurred during the first and second quarter of 2020, respectively.
●	General and administrative expenses for the nine months ended September 30, 2020 were impacted by the recognition in the first quarter of 2020 of approximately $288,000 of costs associated with audit services related to the 2019 annual audit. The fees associated with the 2019 annual audit were recognized as the services were incurred, which typically would occur ratably throughout the year.
●	Interest expense of approximately $977,000 for the nine months ended September 30, 2020, of which the Company incurred approximately $249,000, $343,000, and $385,000, during the first, second and third quarter of 2020, respectively, on the outstanding borrowings or commitments on the Company’s revolving credit facility.

CEO Comments

“We are very pleased with the strategic execution of our business plan in the third quarter, as we opportunistically invested approximately $24 million into 15 high-quality assets, all of which were net leased to investment grade-rated tenants.  In light of this recent transaction activity and an implied cap rate of 8.7% based on yesterday’s closing stock price, we believe there is meaningful upside in our current valuation,” noted John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “We are encouraged by the resiliency of our portfolio tenants, the underlying quality of our real estate and our ability to collect 100% of our contractual base rents for the four months of July, August, September and October.  As our team works diligently to drive long-term value for our shareholders through a combination of disciplined investing and active portfolio management, we are excited to increase our quarterly per share cash dividend by 10% and raise our previously provided full year acquisitions and earnings guidance as we position Alpine to excel in the fourth quarter and beyond.”

COVID-19 Pandemic and Rent Collection Update

In March 2020, the World Health Organization declared the outbreak of the novel coronavirus as a pandemic (the “COVID-19 Pandemic”), which has spread throughout the United States. The spread of the COVID-19 Pandemic has continued to cause significant volatility in the U.S. and international markets, and in many industries, business activity has experienced periods of almost complete shutdown. There continues to be uncertainty around the duration and severity of business disruptions related to the COVID-19 Pandemic, as well as its impact on the U.S. economy and international economies.

Q3 2020 Rent Status: The Company collected 100% of the Contractual Base Rent due for the three months ended September 30, 2020. Contractual Base Rent (“CBR”) represents the amount owed to the Company under the current terms of its lease agreements. The Company has previously agreed to defer or abate certain CBRs in exchange for additional lease term or other lease enhancing additions that equated to approximately 6% of contractual rents. Additionally, the portfolio remains 100% occupied as of September 30, 2020. In general, the repayment of the deferred CBR began in the third quarter of 2020, with ratable payments continuing, in some cases, through the end of 2021. The Company has not yet reached an agreement with a tenant responsible for approximately 2% of CBR due during the three months ended June 30, 2020, however, this tenant has made 100% of its CBR payments due for the three months ended September 30, 2020.

October 2020 Rent Status: As of October 21, 2020, the Company had received October 2020 payments from tenants representing 100% of the CBR due for the month of October 2020.  An assessment of the current or identifiable potential financial and operational impacts on the Company as a result of the COVID-19 Pandemic are as follows:

●	When the pandemic was declared, given the uncertainties created by the COVID-19 Pandemic and the impact on the capital markets, the U.S. economy, and PINE’s tenants, the Company temporarily suspended its activities directed at identifying additional acquisition opportunities. In connection with that decision, on April 3, 2020, the Company withdrew its previously provided guidance for the full year of 2020, including its targeted level of acquisitions totaling up to $120 million. Towards the end of the second quarter of 2020, as the Company reached agreements with tenants for rent deferrals and abatements, the Company reintroduced its guidance for the full year of 2020, including total acquisition guidance of $105 million. The Company has updated that guidance herein to $110 million for the full year 2020.
●	As a result of the outbreak of the COVID-19 Pandemic, the federal government and the State of Florida issued orders encouraging everyone to remain at their residence and not go into work. In response to these orders and in the best interest of our Manager’s employees and our directors, our Manager implemented significant preventative measures to ensure the health and safety of its employees and our Board of Directors (the “Board”), including: conducting all meetings of our Board and Committees of the Board telephonically or via a visual conferencing service, permitting its employees to work from home at their election, enforcing appropriate social distancing practices in our Manager’s office, encouraging its employees to wash their hands often and use face masks and providing hand sanitizer and other disinfectant products throughout their office, requiring its employees who do not feel well, in any capacity, to stay at home, and requiring all third-party delivery services (e.g. mail, food delivery, etc.) to complete their service outside the front door of its offices. Our Manager also offered COVID-19 testing to its employees in our Manager’s office to ensure a safe working environment.

Acquisitions

During the three months ended September 30, 2020, the Company acquired 15 income properties for total acquisition volume of approximately $23.9 million, reflecting a weighted-average going-in cap rate of approximately 6.8%. At the acquisition date, the properties had a weighted-average remaining lease term of approximately 13.0 years, were leased to tenants operating in two different sectors, including the dollar store and auto parts sectors, and were located in five different states.  100% of annualized base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

During the nine months ended September 30, 2020, the Company acquired 26 income properties for total acquisition volume of approximately $99.3 million, reflecting a weighted-average going-in cap rate of approximately 6.9%. At the acquisition date, the properties had a weighted-average remaining lease term of approximately 10.8 years, were leased to tenants operating in nine different sectors, including the grocery, convenience store, dollar store, quick service restaurant and auto parts sectors, and were located in 11 different states.  Approximately 53% of annualized base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

Dispositions

During the three and nine months ended September 30, 2020, the Company sold its Outback Steakhouse in Charlottesville, Virginia for a sale price of approximately $5.1 million, reflecting an exit cap rate of approximately 5.8%.  The sale of the property generated a gain on sale of approximately $287,000, or $0.03 per diluted share.

Income Property Portfolio

The Company’s income property portfolio consisted of the following as of September 30, 2020:

Total Number of Properties	45
Total Square Feet	1.5 million
Weighted-Average Remaining Lease Term	8.6 years
Total States Where Properties Located	17
% of Annualized Base Rent attributable to Retail Tenants (1)	72%
% of Annualized Base Rent attributable to Office Tenants (1)	28%
% of Annualized Base Rent subject to Rent Escalations (1)	47%
% of Annualized Base Rent attributable to Credit Rated Tenants (1) (2)	82%

Any differences a result of rounding.

(1)	Annualized Base Rent represents the annualized in-place base rent required by the tenant’s lease. ABR is a non-GAAP financial measures and we believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.
(2)	Credit rated tenant is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service or Fitch Ratings, as applicable, as of September 30, 2020.

The Company’s income property portfolio included the following top tenants, based on Annualized Base Rent, as of September 30, 2020:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Wells Fargo	A+	16%
Hilton Grand Vacations	BB	13%
Hobby Lobby	N/A	10%
Dollar General	BBB	7%
Walmart	AA	7%
Walgreens	BBB	5%
LA Fitness	CCC+	5%
At Home	B-	4%
The Container Store	B-	4%
7-Eleven (2)	AA-	3%
Total		73%

Any differences a result of rounding.

(1)	Credit rating is from S&P Global Ratings, Moody’s Investors Service or Fitch Ratings, as applicable, as of September 30, 2020.
(2)	Cash rent has not yet commenced on the Georgetown, TX lease, although control of the property has been transferred to the tenant. Cash rent on this property is expected to commence following the completion of certain tenant improvements.

The Company’s income property portfolio consisted of the following industries as of September 30, 2020:

Industry		% of Annualized Base Rent
Financial Services (Office)		16%
Hospitality (Office)		13%
General Merchandise		12%
Home Furnishings		10%
Entertainment		9%
Dollar Stores		8%
Grocery		7%
Convenience Store		5%
Pharmacy		5%
Fitness		5%
Consumer Electronics		4%
Sporting Goods		2%
Casual Dining		2%
Car Wash		1%
Automotive Parts		1%
QSR		1%
Other		<1%
Total	17 Industries	100%

Any differences a result of rounding.

The Company’s income property portfolio included properties in the following states as of September 30, 2020:

State		% of Annualized Base Rent
Florida		22%
Oregon		16%
North Carolina		10%
Texas		7%
Georgia		7%
Michigan		7%
Massachusetts		6%
Oklahoma		4%
New York		4%
Arizona		4%
Nevada		3%
Wisconsin		3%
Alabama		2%
Kentucky		2%
Maine		2%
Maryland		1%
Ohio		< 1%
Total	17 States	100%

Any differences a result of rounding.

2020 Guidance

The Company's guidance for 2020, which has been increased to reflect the Company’s third quarter performance and adjusted expectations, assumes improvement in economic activity, stable or positive business trends related to each of our tenants, and other significant assumptions. The Company’s outlook for 2020 is as follows:

	Actual YTD Q3 2020	Updated Guidance for FY 2020
Net Income Attributable to PINE per diluted share	$0.09	$0.12 - $0.17
Acquisition of Income-Producing Assets	$99.3 million	$110.0 million
Disposition of Income-Producing Assets	$5.1 million	$5.1 million
Target Investment Yields (Initial Yield – Unlevered) (1)	6.89%	6.50% - 7.00%
Funds from Operations per diluted share	$0.86	$1.20 - $1.25
Adjusted Funds from Operations per diluted share	$0.69	$1.00 - $1.05
Outstanding fully diluted shares and units (2)	8.7 million	8.7 million

(1)	Reflects the targeted range of anticipated cap rates on a weighted-average basis, as such, individual income property acquisitions may be completed at an initial investment yield above or below this range.
(2)	Includes 1,223,854 shares underlying OP units issued to CTO Realty Growth, Inc. in connection with our formation transactions.

Balance Sheet

The following table provides a summary of the Company’s long-term debt as of September 30, 2020:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
Revolving Credit Facility (1)	$50.0 million	1.35% - 1.95% + 48 bps	November 2023
Revolving Credit Facility	38.3 million	1.35% - 1.95% + LIBOR	November 2023
Total Debt/Weighted-Average Rate	$88.3 million	1.69%

(1)

Effective April 30, 2020, the Company utilized an Interest Rate Swap to achieve a fixed LIBOR rate of 0.48% plus the applicable spread on approximately $50 million of the outstanding balance on the Credit Facility.

On October 16, 2020, the Company increased the commitments on its revolving credit facility from $100 million to $150 million with the addition of two lenders. The revolving credit facility also was amended to increase the accordion option that allows the Company to request additional lender commitments up to a total of $200 million.

3rd Quarter Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended September 30, 2020 tomorrow, Thursday, October 22, 2020, at 9:00 AM ET. Stockholders and interested parties may access the earnings call via teleconference or webcast:

Teleconference: USA (Toll Free)	1-888-317-6003
International:	1-412-317-6061
Canada (Toll Free):	1-855-669-9657

Please dial in at least fifteen minutes prior to the scheduled start time and use the code 7579124 when prompted.

A webcast of the call can be accessed at: https://services.choruscall.com/links/pine201022.html. To access the webcast, log on to the web address noted above or go to http://www.alpinereit.com and log in at the investor relations section.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality single-tenant net leased commercial income properties.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections or valuations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID-19 Pandemic on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with GAAP. We also disclose Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Statement of Operations

(Unaudited)

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Revenues:
Lease Income	$5,100,803	$13,862,514
Total Revenues	5,100,803	13,862,514
Operating Expenses:
Real Estate Expenses	553,482	1,703,955
General and Administrative Expenses	1,119,807	3,535,608
Depreciation and Amortization	2,694,778	7,003,602
Total Operating Expenses	4,368,067	12,243,165
Gain on Disposition of Assets	287,375	287,375
Net Income from Operations	1,020,111	1,906,724
Interest Expense	384,360	976,648
Net Income	635,751	930,076
Less: Net Income Attributable to Noncontrolling Interest	(89,648)	(131,066)
Net Income Attributable to Alpine Income Property Trust, Inc.	$546,103	$799,010

Per Common Share Data:
Net Income Attributable to Alpine Income Property Trust, Inc.
Basic	$0.07	$0.10
Diluted	$0.06	$0.09
Weighted-Average Number of Common Shares:
Basic	7,455,281	7,632,660
Diluted (1)	8,679,135	8,856,514

Dividends Declared and Paid	$0.20	$0.60

(1)	Includes 1,223,854 shares underlying OP units issued to CTO Realty Growth, Inc. in connection with our formation transactions.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Net Income	$635,751	$930,076
Depreciation and Amortization	2,694,778	7,003,602
Gains on Disposition of Assets	(287,375)	(287,375)
Funds from Operations	$3,043,154	$7,646,303
Adjustments:
Straight-Line Rent Adjustment	$(299,106)	$(1,236,699)
COVID-19 Rent Deferrals	86,342	(538,351)
Non-Cash Compensation	66,554	201,421
Amortization of Deferred Loan Costs to Interest Expense	44,267	132,327
Amortization of Intangible Assets and Liabilities to Lease Income	(28,679)	(76,853)
Accretion of Tenant Contribution	(3,326)	(9,934)
Recurring Capital Expenditures	-	(33,302)
Adjusted Funds from Operations	$2,909,206	$6,084,912

FFO per diluted share	$0.35	$0.86
AFFO per diluted share	$0.34	$0.69

Alpine Income Property Trust, Inc.

Consolidated Balance Sheet

	As of
	(Unaudited) September 30, 2020	December 31, 2019
ASSETS
Real Estate:
Land, at cost	$78,623,631	$54,386,511
Building and Improvements, at cost	131,761,540	74,070,181
Total Real Estate, at cost	210,385,171	128,456,692
Less, Accumulated Depreciation	(4,717,615)	(416,235)
Real Estate—Net	205,667,556	128,040,457
Cash and Cash Equivalents	1,885,906	12,341,978
Intangible Lease Assets—Net	35,007,647	22,357,633
Straight-Line Rent Adjustment	1,735,570	68,016
Deferred Expenses	—	577,272
Other Assets	1,372,908	787,317
Total Assets	$245,669,587	$164,172,673
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$2,892,550	$1,471,722
Prepaid Rent and Deferred Revenue	1,131,678	87,481
Intangible Lease Liabilities—Net	2,910,877	1,908,193
Long-Term Debt	87,853,998	—
Total Liabilities	94,789,103	3,467,396
Commitments and Contingencies
Equity:
Alpine Income Property Trust Inc. Stockholders' Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 7,455,281 shares issued and outstanding as of September 30, 2020 and 7,902,737 shares issued and outstanding December 31, 2019	79,115	79,027
Additional Paid-in Capital	133,105,087	137,947,575
Dividends in Excess of Net Income	(4,992,404)	(497,508)
Accumulated Other Comprehensive Loss	(618,563)	—
Stockholders' Equity	127,573,235	137,529,094
Noncontrolling Interest	23,307,249	23,176,183
Total Equity	150,880,484	160,705,277
Total Liabilities and Equity	$245,669,587	$164,172,673